Exhibit 99.1

Leslie Hunziker Senior Vice President Investor Relations, Communications & Sustainability leslie.hunziker@hercrentals.com 239-301-1675	For Immediate Release NR 25-0602

Herc Holdings Completes Acquisition

of H&E Equipment Services

BONITA SPRINGS, Fla. – June 2, 2025 – Herc Holdings Inc. (NYSE: HRI) (“Herc” or “the Company”), one of North America’s leading equipment rental suppliers, today announced that it has completed its acquisition of H&E Equipment Services, Inc. d/b/a H&E Rentals (“H&E”).

“The acquisition of H&E accelerates Herc’s proven strategy and strengthens our position as a premier rental company in North America,” said Larry Silber, Herc Rentals’ president and chief executive officer. “The addition of H&E’s network and capabilities provides Herc with a leading presence in 11 of the top 20 rental regions, a larger fleet that provides our customers with a range of specialty and general rental products, and a talented team who shares our focus on excellence in customer service and safety. We are excited to realize the substantial upside ahead for industry leading growth and superior value creation.”

Under the terms of the merger agreement, Herc Rentals acquired all of the issued and outstanding shares of H&E’s common stock for, on a per share basis, $78.75 in cash and 0.1287 shares of Herc Rentals common stock. With the completion of the transaction, shares of H&E common stock have ceased trading and will no longer be listed on the NASDAQ.

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Herc Rentals Advisors

Guggenheim Securities, LLC served as lead financial advisor. Credit Agricole Securities (USA) Inc served as co-financial advisor, and Credit Agricole Corporate and Investment Bank served as lead financing bank. Simpson Thacher & Bartlett LLP served as legal advisor. Joele Frank, Wilkinson Brimmer Katcher served as strategic communications advisor.

About Herc Holdings Inc.

Founded in 1965, Herc Holdings Inc., which operates through its Herc Rentals Inc. subsidiary, is a full-line rental supplier. With the recent acquisition of H&E Equipment Services, we have 613 locations across North America and pro forma 2024 total revenues were $5.1 billion. We offer products and services aimed at helping customers work more efficiently, effectively, and safely. Our classic fleet includes aerial, earthmoving, material handling, trucks and trailers, air compressors, compaction, and lighting equipment. Our ProSolutions® offering includes industry-specific, solutions-based services in tandem with power generation, climate control, remediation and restoration, pumps, and trench shoring equipment as well as our ProContractor professional grade tools. We employ approximately 10,500 employees, who equip our customers and communities to build a brighter future. Learn more at www.HercRentals.com and follow us on Instagram, Facebook and LinkedIn.

Cautionary Note Regarding Forward Looking Statements

This communication includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act, as amended. Forward-looking statements include statements related to the Company, H&E and the acquisition of H&E by the Company that involve substantial risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements in this communication include, among other things, statements about the potential benefits of the transaction, the Company’s plans, objectives, expectations and intentions, the financial condition, results of operations and business of each of the Company and H&E, and expected valuation and re-rating opportunities for the combined company. Forward-looking statements are generally identified by the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts,” “looks,” and future or conditional verbs, such as “will,” “should,” “could” or “may,” as well as variations of such words or similar expressions. All forward-looking statements are based upon our current expectations and various assumptions and apply only as of the date of this communication. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that our expectations, beliefs and projections will be achieved or that the completion and anticipated benefits of the transaction can be guaranteed, and actual results may differ materially from those projected. You should not place undue reliance on forward-looking statements.

There are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from those suggested by our forward-looking statements, including, but not limited to, (i) the Company’s ability to implement its plans, forecasts and other expectations with respect to H&E’s business after the completion of the transaction and realized expected synergies; (ii) the ability to realize the anticipated benefits of the transaction, including the possibility that the expected benefits from the transaction will not be realized or will not be realized within the expected time period; (iii) problems may arise in successfully integrating the businesses of the Company and H&E, including, without limitation, problems associated with the potential loss of any key employees, customers, suppliers and other counterparties of H&E; (iv) the transaction may involve unexpected costs, including, without limitation, the exposure to any unrecorded liabilities or unidentified issues during the due diligence investigation of H&E or that are not covered by insurance, as well as potential unfavorable accounting treatment and unexpected increases in taxes; (v) the Company’s business may suffer as a result of uncertainty surrounding the transaction, including any adverse effects on our ability to maintain relationships with customers, employees and suppliers; (vi) any negative effects of the announcement of the transaction or the financing thereof on the market price of the Company common stock or other securities; (vii) the industry may be subject to future risks including those set forth in the “Risk Factors” section in the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and in the other filings with the SEC by each of the Company and H&E; and (viii) the Company may not achieve its valuation or re-rating opportunities. The foregoing list of factors is not exhaustive. Investors should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of the Company and H&E, including those described in the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and in the other filings with the SEC by each of the Company and H&E. All forward-looking statements are expressly qualified in their entirety by such cautionary statements. We undertake no obligation to update or revise forward-looking statements that have been made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.

Contacts

Leslie Hunziker

Senior Vice President

Investor Relations, Communications & Sustainability

leslie.hunziker@hercrentals.com

239-301-1675

Joele Frank, Wilkinson Brimmer Katcher

HRI-media@joelefrank.com

T.J. O’Sullivan / 415-378-6841

Maggie Carangelo / 917-865-2500

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